                                                                   EXHIBIT 10.54


                           CORE DISTRIBUTION AGREEMENT

This Core Distribution Agreement ("AGREEMENT") is entered into as of December 23, 2004 by and between Connetics Corporation, a Delaware corporation with its principal place of business located at 3290 West Bayshore Road, Palo Alto, California 94303 ("CONNETICS"), and McKesson Corporation, with its principal place of business located at One Post Street, San Francisco, California 94104 ("MCKESSON"). Connetics and McKesson are sometimes referred to individually in this Agreement as a "Party," and collectively as the "Parties."

                                   BACKGROUND

A. McKesson provides distribution services for pharmaceutical companies, including but not limited to logistics and inventory management services, administrative services, and financial services; and Connetics wishes to purchase such services from McKesson; and

B. McKesson is willing to provide to Connetics and Connetics desires to obtain from McKesson certain additional services as needed and agreed upon by both Parties; and

C. Connetics and McKesson desire to enhance the visibility of inventory management of Products and assure adequate availability of supply of Products (as defined in this Agreement).

     NOW THEREFORE, in consideration of the foregoing, the mutual representations contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

     As used in this Agreement, the capitalized terms listed below shall have the meanings set forth. Terms not otherwise defined shall be deemed to have the meaning most commonly ascribed to them in the pharmaceutical distribution industry.

AGGREGATE INVENTORY. "Aggregate Inventory" means, at any given time, the total amount of Products in units that (i) McKesson has on hand at all of its storage and/or distribution facilities and (ii) McKesson has on order from Connetics.

AVERAGE WEEKLY MOVEMENT. "Average Weekly Movement " means, at any given time, the total quantity of Products in units (sorted by NDC number) that McKesson has sold to Providers over the immediately preceding eight (8) weeks, divided by eight (8).

COMMITMENT PERIOD. "Commitment Period" means October 1, 2004 through and including December 31, 2005, unless this Agreement is terminated earlier under the provisions of ARTICLE 4.

** Portions of this exhibit have been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL INFORMATION. "Confidential Information" shall have the meaning set forth in SECTION 5.2.

EFFECTIVE DATE. "Effective Date" means the date of full execution of this Agreement.

INVENTORY REPORTS. "Inventory Reports" shall have the meaning set forth in
SECTION 2.5.1.

PRODUCTS. "Products" means all ethical pharmaceutical products that bear Connetics' label and packaging, whether currently or at any time in the future, which Connetics sells to wholesale customers in the United States. A list of Connetics' products is attached as EXHIBIT A to this Agreement for convenient reference, but no failure to update EXHIBIT A in the future shall be interpreted to mean that the Products are limited to those in the attached exhibit.

PROVIDERS. "Providers" means the purchaser(s) of Products from McKesson in the United States.

SALES REPORTS. "Sales Reports" shall have the meaning set forth in SECTION
2.5.1.

SERVICES. "Services" shall have the meaning set forth in Section 2.1.

SERVICES FEE. "Services Fee" means the fee payment to which McKesson is entitled pursuant to Section 3.1 of this Agreement.

WAC. "WAC" means wholesale acquisition cost for Products as reported by Connetics from time to time. It is understood that "WAC" is Connetics' price to wholesalers without regard to any prompt payment or other discounts, rebates, or chargebacks.


                                    ARTICLE 2
                                  THE SERVICES

     The Parties agree that McKesson performs certain distribution and inventory management services (collectively, the "SERVICES") from which Connetics may benefit. The services include, but may not be limited to, the following:

     2.1  ADMINISTRATIVE SERVICES

          o    Sophisticated ordering technology
          o    Daily consolidated deliveries to providers
          o    Emergency shipments
          o    Consolidated accounts receivable management
          o    Customer Service support
          o Adequate working inventories to meet customer needs and service levels
          o Licensed, environmentally controlled, PDMA compliant, secure facilities

     2.2  BASE DISTRIBUTION SERVICES.

          (a)  Contract and Chargeback administration
          (b)  Returns processing

     2.3  INVENTORY MANAGEMENT SERVICES.

          2.3.1 INVENTORY LEVELS. During the term of this Agreement, McKesson will use its best efforts to maintain an inventory level of between [**]. McKesson will not be penalized if McKesson has more than [**] due to an unexpected reduction in demand from external events.

          2.3.2 PURCHASE LIMITS. Connetics agrees to ship all McKesson purchase orders in full provided they are consistent with product demand. Connetics has the right to question any orders that exceed McKesson's Average Weekly Movement and has the right to cancel any quantities for which McKesson is not able to provide reasonable justifications and/or explanations.

          2.3.3 INVENTORY ON THE EFFECTIVE DATE. If McKesson has more than [**] of any Product as of the Effective Date, the Parties will agree to a timeline during which the inventory levels in all distribution centers will be transitioned to a level of between [**]. The Parties agree that McKesson will not attain these inventory levels by returning Product to Connetics.

     2.4 PRODUCT AVAILABILITY. McKesson and Connetics will jointly use their best efforts to minimize Product shortages and maximize Product availability by agreeing to the following:

          (a) McKesson will institute a balancing system for Products in order to optimize the use of existing inventories across the entire McKesson network, including inventories held in McKesson's distribution center as a broker fulfilling orders by chain warehouses.

          (b) At any time that Product is on back order or there is otherwise limited Product availability, and upon Connetics' request, McKesson will implement more frequent order and receiving cycles to help reduce inventory requirements.

          (c) McKesson will not speculate by buying Product beyond target inventory levels in order to take advantage of proposed or actual price increases.


** Portions of this exhibit have been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     2.5 DATA / REPORTING SERVICES.

          2.5.1 McKesson shall prepare inventory reports detailing the status of its Aggregate Inventory ("INVENTORY REPORTS") and movement of Products ("SALES REPORTS") by NDC number for the duration of this Agreement. McKesson shall provide Connetics with Inventory Reports weekly and Sales Reports monthly. All such Inventory and Sales Reports shall be transmitted in EDI 852 and EDI 867 formats, respectively, and shall include the information that Connetics reasonably requests, including but not limited to the following:

          o    On hand inventory level by distribution center; and
          o    On order inventory level by distribution center; and
          o    Sales out by distribution center

          2.5.2 If McKesson, due to contractual requirements, is required to block data in the EDI 867 that would identify a Provider, McKesson will, at a minimum, provide Connetics with zip code level reports.

          2.5.3 Within 30 days after entering into this Agreement, the Parties shall examine and test the capability of their respective EDI systems and complete implementation of a mutually agreeable system whereby transfers of information can be made effectively on a consistent basis. In the event that critical internal support systems and electronic communication links, including EDI, are not available for five business days, the Parties will cooperate to promptly implement substitute procedures to document the information customarily sent by EDI and prevent interruptions to each other's business.

     2.6 PROVIDER ORDER MONITORING. During the term of this Agreement, McKesson will implement processes and procedures, including order filtering, to monitor and manage Provider order patterns to prevent speculative buying. If it is determined that a Provider is speculating, McKesson will implement additional steps to limit Provider purchases to reasonable levels. Provider purchasing activity as well as McKesson's good faith efforts to prevent Provider speculative buying will be provided to Connetics in 852 and 867 data. McKesson agrees not to sell Product to or order Product from known secondary sources or other wholesalers.

     2.7 NEW PRODUCT LAUNCH SUPPORT. McKesson will provide support for new product launches as long as McKesson's launch criteria are met. McKesson shall provide Connetics with the information it requests relating to McKesson's launch criteria.

     2.8 PURCHASE REQUIREMENT. McKesson agrees to purchase 100% of its requirements of Connetics Products directly from Connetics.

     2.9 PROCESSING OF CREDITS, ETC. McKesson shall perform all the work associated with credits, reconciliations, and returns at no additional cost to Connetics.

     2.10 RETURNS. The Parties will execute a separate agreement regarding the procedures and terms for returns of Product by McKesson to Connetics.

                                    ARTICLE 3
                            CONSIDERATION AND PAYMENT

     3.1 SERVICE FEE.

          (a) In recognition of McKesson"s performance of the Services, Connetics will provide McKesson with a fee equal to [**] of McKesson's gross purchases of Connetics Products during each calendar quarter (the "SERVICE FEE"). In addition to the Service Fee, subject to the provisions of this Section, McKesson shall be entitled to retain the full benefit of any other programs or price concessions that Connetics offers, including but not limited to price increases, non-launch discounts, and any other deals and/or incentives that Connetics offers on Products..

          (b) McKesson will invoice Connetics within 25 days after the close of each calendar quarter during the Commitment Period. Connetics shall pay each invoice no later than 30 days after it receives the invoice.

          (c) It is the intention of the Parties that, over the Commitment Period, McKesson shall receive a benefit from this Agreement equal to [**] of its total gross Product purchases during the Commitment Period, and that that benefit be derived from a combination of the Service Fee and the other commercial activities described in SUBSECTION 3.1(A), not including Connetics' standard [**] prompt pay discount. [**].


                                    ARTICLE 4
                         TERM AND TERMINATION; REMEDIES

This Agreement shall remain in full force from the Effective Date through December 31, 2005. Either Connetics and/or McKesson may terminate this Agreement upon the earlier of (a) the mutual written agreement of Connetics and McKesson; or (b) a breach by the other Party of any of the terms of this Agreement that is not cured within thirty (30) days of written notification thereof by the non-breaching Party; or (c) thirty (30) days' prior written notice of termination without cause by Connetics or McKesson to the other Party; or (d) the institution (whether voluntarily or involuntarily) of bankruptcy, insolvency, liquidation or similar proceedings by or


** Portions of this exhibit have been omitted anf filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

against Connetics or McKesson, or the assignment of Connetics' or McKesson's assets for the benefit of creditors.


                                    ARTICLE 5
                                  MISCELLANEOUS

     5.1 NATURE OF RELATIONSHIP. The relationship between Connetics and McKesson is that of service buyer-seller, and no agency, franchise, partnership, joint venture or other relationship shall be construed to exist between the Parties. Nothing contained in this Agreement shall be construed as giving McKesson any exclusive rights as a wholesaler of Products, whether in any territory or with respect to any class of customers for Products. Connetics reserves the right to appoint additional distribution service suppliers and to sell directly to customers, including without limitation, the U.S. Government (including any agencies, departments or services thereof), qualifying tax-supported and non-profit institutions, mail service and other retail providers, and such other accounts as Connetics deems appropriate.

     5.2 CONFIDENTIALITY.

          5.2.1 PROTECTION OF CONFIDENTIAL INFORMATION. During the term of this Agreement, each Party, its respective agents, employees and representatives (collectively, the "RECEIVING PARTY") may receive or have access to confidential materials and information of the other Party (the "DISCLOSING PARTY"). All such materials and information (including, but not limited to the terms of this Agreement, Product information, operations, methods, strategies, formulas, price lists, discount programs, incentives, rebates, records of unit movement for Products, shipping and warehousing, and confidential proprietary information from third parties), are collectively referred to as "CONFIDENTIAL INFORMATION" and constitute the property of the disclosing party. During the term of this Agreement and for a period of one (1) year thereafter (except as required to comply with any applicable reporting obligations under a federal or state health care program) the receiving party shall not use or disclose to third persons any such Confidential Information without the disclosing party's prior written consent, excepting (a) disclosures made on a confidential basis to and use by the directors, officers, employees, and agents of the receiving party who have a reasonable need to know such information in connection with the receiving party's performance of this Agreement, (b) disclosures that are required by law, as reasonably determined by the receiving party or its legal counsel, or are made on a confidential basis to the receiving party's attorneys, accountants, and other professional advisors in connection with matters relating to this Agreement, and (c) routine disclosures in the normal course of business, including to IMS/DDD or similar organizations.

          5.2.2 RETURN OF CONFIDENTIAL INFORMATION. Upon termination of this Agreement (for any reason) each Party upon written request of the disclosing party will promptly: (a) return to the other Party all documentation and other materials (including copies of original documentation or other materials) containing any Confidential Information of the other Party; or (b) certify to the other Party, pursuant to a certificate in form and substance reasonably satisfactory to the other Party, as to the destruction of all such documentation and other materials.

     5.3. ASSIGNMENT AND DELEGATION. Neither Party may assign this Agreement without the prior written consent of the other Party; PROVIDED, HOWEVER, that either Party may assign this Agreement without such consent to an Affiliate. For purposes of this SECTION 5.3, an Affiliate shall be defined to include any company controlling, controlled by, or under common control with McKesson or Connetics as the case may be through stock ownership, direct or indirect. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties.

     5.4 GOVERNING LAW. This Agreement shall be interpreted in accordance with, and governed by, the laws of the [**], without regard to any conflicts of laws' rules.

     5.5 SEVERABILITY; WAIVER. If a court of competent jurisdiction holds any provision of this Agreement to be invalid, illegal, or unenforceable, then: (a) such provision will be deemed amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable, or, if it cannot be so amended without materially altering the intention of the Parties, it will be stricken;
(b) the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction; and (c) the remaining provisions of this Agreement will remain in full force and effect. No term or condition of this Agreement is considered waived unless reduced to writing and duly executed by an officer of the waiving Party, and any waiver by any Party of a breach of any term or condition of this Agreement is not considered as a waiver of any subsequent breach of the same or any other term or condition.

     5.6 STATUTE OF FRAUDS. All EDI transmissions made pursuant to this Agreement shall be deemed to be the same as written communication for all purposes, and for all applications of law and statutes, including but not limited to, the Statue of Frauds under the California Uniform Commercial Code.

     5.7 FORCE MAJEURE. Neither Party shall be liable for delay in delivery or nonperformance in whole or in part nor shall the other Party have the right to terminate this Agreement where delivery or performance has been affected by a condition of force majeure. For purposes of this Agreement, force majeure means a condition which results from causes beyond a Party's reasonable control, including, but not limited to, acts of God, acts of the other Party, shortages, fires, labor disputes, strikes, floods, epidemics, quarantines, war, riot, delay in transportation, compliance with any applicable governmental regulation or order, whether or not it later proves to be invalid, or inability to obtain labor, materials or manufacturing facilities. If either Party is affected by a force majeure event, such Party shall, within 10 days of its occurrence, give notice to the other Party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is reasonably required and the non-performing Party shall use its best efforts to remedy its inability to perform.

     5.8 NOTICES. All notices to either Party (each a "NOTICE") shall be in writing, shall refer specifically to this Agreement and shall be hand delivered or sent by express courier service, costs prepaid, or by facsimile to the respective addresses specified below (or to such other address as may be specified by Notice to the other Party):

** Portions of this exhibit have been omitted anf filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

If to McKesson, to:

                  McKesson Corporation
                  One Post Street
                  San Francisco, CA  94104
                  Attention:  Greg Yonko
                  FACSIMILE NO.:  415-983-9272

If to Connetics, to:

                  Connetics Corporation
                  3290 West Bayshore Road
                  Palo Alto, California  94303
                  Attention:  Chief Commercial Officer
                  FACSIMILE NO.:  1-650-856-2817

     5.9. ENTIRE AGREEMENT. With the exception of McKesson's Buying Terms Form previously executed by Connetics in December 1987, this Agreement constitutes the entire agreement between the Parties and supersedes all prior contracts, agreements and understandings between the Parties whether written or oral with regard to the subject matter of this Agreement. This Agreement may not be amended except in writing signed by authorized representatives of the Parties.

     5.10. LIMITATION OF LIABILITY. In no event shall McKesson be liable to Connetics for any special, consequential, incidental, or indirect damages, however caused, on any theory of liability and whether or not McKesson has been advised of the possibility of such damages.

\\
\\
\\
\\
\\
\\
\\
\\
\\
\\
\\
\\
\\

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

CONNETICS CORPORATION                        MCKESSON CORPORATION

By: /s/ John L. Higgins                      By: /s/ Martha Torres-Morgan
    -------------------------------              -------------------------------
Name: John L. Higgins                        Name: Marth Torres-Morgan
Title: CFO                                   Title: Dir. Brand Rx Prod. Mangt.


EDI Contact Person:                          EDI Contact Person:
Name: Ms. Janelle Vierra                     Name: Karen Stuell
E-mail: jvierra@connetics.com                E-Mail: karen.stuell@mckesson.com
Phone: 650-843-2800                          Phone: 415-983-9055

                                    EXHIBIT A
                   SEE ARTICLE 3 FOR FEE AND PAYMENT DETAILS.
                                    PRODUCTS

PRODUCT                         SKU               NDC NUMBER
Luxiq                           150 g             63032-021-01
Luxiq                           100g              63032-021-00
Luxiq                           50g               63032-021-50
OLUX                            100g              63032-031-00
OLUX                            50g               63032-031-50
Soriatane                       25 mg             63032-091-25
Soriatane                       10 mg             63032-090-25
Evoclin (clindamycin foam)      100g              63032-061-00
Evoclin (clindamycin foam)      50g               63032-061-50
Velac gel                       TBD               TBD